UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: May 9, 2007

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2611-13, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 9, 2007, t he Company’s wholly-owned subsidiary, Expert Network (Shenzhen) Company Limited (“Expert Network”) , entered into an e-Government contract (the “Contract”) with Baise City government located in the Guangxi Province (“Baise City”). Pursuant to the Contract, the Company has been engaged to provide services for the design and implementation of the following systems:

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Hardware Platform Integration

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Security Platform

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Application Platform

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Unified Administration Approval System

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Portal Website

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Coordinated Office System

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Geographical Information System

Under the terms of the Contract, the project is scheduled to commence in December 2007, and is expected to be completed within 12 months .. Total fees to be paid to the Company for the Contract are 80,000,000 RMB, or approximately US$ 10,000,000.  The net contract sum, after excluding both hardware purchases to be made on behalf of the customer and PRC business tax, is 62,000,000 RMB, or approximately US$ 7, 700,000.

Other than the Contact , there is no material relationship between the Company or its affiliates and Baise City ..

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.57

Main Contract, dated as of May 9 , 2007, by and between Expert Network (Shenzhen) Company Limited and Baise City Information Administration Center.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /s/ Fu Wan Chung, Simon

Chief Financial Officer and Director

Date: May 15, 2007